Exhibit 11



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 23 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 16, 1995, relating to the financial statements and financial highlights of Prudential Government Securities Trust-Money Market Series, Prudential Government Securities Trust-Intermediate Term Series and Prudential Government Securities Trust-U.S. Treasury Money Market Series, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectuses which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Custodian and Transfer and Dividend Disbursing Agent and Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.





PRICE WATERHOUSE LLP
New York, NY
October 19, 1995